* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

English translation for reference purpose only
Exhibit 4.12

Supplementary Agreement Ⅴ
Ref. no.: JA4DAB09080
Dated on:2009-03-31

Signed at：Zhabei District, Shanghai

Related Contract No.: YGX0708100001& YGX0711150001-122

PARTY A	Zhejiang Yuhui Solar Energy Source Co., Ltd.

TEL	0086-573-4773130	FAX	0086-573-4773063
ADD.	No. 8 Baoqun Road, Yao Zhuang Town Industrial Park, Jiashan, Zhejiang

PARTY B	JingAo Solar Co., Ltd.

TEL	0086-21-60955851	FAX	0086-21-60955850
ADD.	No. 36 Jiangchang San Rd., Zhabei District, Shanghai, China

Party A and Party B have entered into Sale and Purchase Contracts with contract No. as YGX0708100001 and YGX0711150001-122 (hereinafter refereed to as “Original Long-term Contract”),.  After friendly negotiations, both parties agree to enter into a supplement agreement as follows:

1.           Content

1.1         After friendly negotiation, both parties agree to change mono-crystalline solar cells to be delivered in February and March under the Original Long-term Contract into 156*156 multi-crystalline silicon wafers as follows, the total number to be delivered is *** pieces and the unit price is ***/piece, and RMB *** will be deducted from the long-term prepayment for each piece.  For technical specifications, please refer to Annex 1.

1.2         After execution of this Agreement, Party A will supply to Party B total *** pieces of 156*156 multicrystalline silicon wafers on March 31, 2009.  Party B will make ***% of the payment to Party A within *** working days after receiving products from Party A, and the remaining ***% will be paid to Party A *** days after receiving the products from Party A, provided that Party B receives all VAT invoice under this Agreement.

1.3         Quality warranty period: *** days.

2.           This Agreement forms an integral part of Contract YGX0708100001 and YGX0711150001-122.  Both parties will agree otherwise to matters not provided for in this Agreement.

3.           This Agreement is made in two counterparts, each of which shall be held by one party. This Agreement becomes effective upon signature and affixture of seal by the parties hereto.  Facsimile copy shall have the same legal effect.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

SELLER	Zhejiang Yuhui Solar Energy Source Co., Ltd.	BUYER	JingAo Solar Co., Ltd.

Sign & Seal		Sign & Seal

Date		Date

Bank info	Industry and Commerce Bank, Jiashan County 1204070009242025955	Bank info	China Bank, Ningjin Sub-branch (Hebei, China) 15054208091001

VAT		VAT	130528774419294

Annex 1 Technical Specification
1.	Conductance Type：P

2.	Dopant： B

3.	Dimensions：156*156±0.4mm

4.	Diameter（bevel 0.5-2mm in 45°）：219.2±0.5mm, 0.5-2mm in 45°

5.	Thickness：200±10um, center≥190um

6.	Resistivity：0.8-3 Ω.cm

7.	Life time after passivation：≥2μs

8.	Oxygen：≤1*10[18] atoms/cm3

9.	Carbon：≤8*10[17] atoms/cm3

10.	Camber：≤30 μm

11.	TTV：≤25μm

12.	Sawmark：≤15μm

13.	Edge defect：Edge defect width ≤ 0.4mm,extension less than 0.8mm, with total quantity ≤ 2,distance≥30mm

14.	Surface Condition: No crack, no obvious sawmark, without obvious tactility, no pit，no V-type gap, no hole; no glue left; surface cleaned, no abnormal spot, no stain

15.	Gap: Width*depth of gap ≤1*0.3mm2, no V shape gap, with total quantity ≤1

16.	Tiny Luminance Edge: Length ≤1/2 of wafer dimension, width ≤1/3 of wafer thickness

17.	Grain Size:≤10 /cm2